EXHIBIT 21.1





                        SUBSIDIARIES OF THE REGISTRANT

                                             Jurisdiction of
                                              incorporation        % of Voting
          NAME OF CORPORATION                or organization   Securities Held

Kronos, Inc.                                 Delaware                      100
  Kronos (US) Inc.                           Delaware                      100
  Kronos International, Inc.                 Delaware                      100
    NL Industries (Deutschland) GmbH         Germany                       100
      Kronos Titan-GmbH                      Germany                       100
        Unterstutzungskasse Titan GmbH       Germany                       100
    Kronos Chemie-GmbH                       Germany                       100
    Kronos Europe S.A./N.V.                  Belgium                       100
      Kronos World Services S.A./N.V.        Belgium                       100
      Kronos B.V.                            Holland                       100
    Kronos Canada, Inc.                      Canada                        100
    2927527 Canada Inc.                      Canada                        100
    2969157 Canada Inc.                      Canada                        100
    Societe Industrielle Du Titane, S.A.     France                         93
    Kronos Norge A/S                         Norway                        100
      Kronos Titan A/S                       Norway                        100
      Titania A/S                            Norway                        100
        The Jossingfjord Manufacturing
         Company A/S                         Norway                        100
    Kronos Limited                           United Kingdom                100
  Kronos Louisiana, Inc.                     Delaware                      100
    Louisiana Pigment Company, L.P.          Delaware                       50*
Rheox, Inc.                                  Delaware                      100
  Rheox International, Inc.                  Delaware                      100
    Bentone Sud, S.A.                        France                        100
    Rheox GmbH                               Germany                       100
      Bentone-Chemie GmbH                    Germany                       100
    Rheox Limited                            United Kingdom                100
      Abbey Chemicals Limited                United Kingdom                100
    Rheox Europe S.A./N.V.                   Belgium                       100
    RK Export, Inc.                          Barbados                      100**
  Enenco, Inc.                               New York                       50*
Other:
  National Lead Company                      New Jersey                    100
  NL Industries (USA), Inc.                  Texas                         100
  NLO, Inc.                                  Ohio                          100
  Salem Lead Company                         Massachusetts                 100
  Sayre & Fisher Land Company                New Jersey                    100
  153506 Canada Inc.                         Canada                        100
  The 1230 Corporation                       California                    100
  United Lead Company                        New Jersey                    100
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*     Unconsolidated joint venture accounted for by the equity method.
**    Registrant indirectly owns 100% with 50% owned by Kronos and 50% owned by Rheox.

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